EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Healthcare Acquisition Partners Corp.

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 2 Registration Statement on Form S-1/A and to the incorporation of our report dated October 6, 2005, except for Note 5 as to which the date is December 31, 2005, on our audit of the financial statements of Healthcare Acquisition Partners Corp. for the period from August 15, 2005 (inception) through September 15, 2005.

/s/ Miller, Ellin and Company, LLP
Miller, Ellin and Company, LLP

New York, New York

January 17, 2006